Exhibit 10.33

1290 Partners, L.P.
c/o Capital Trust

410 Park Avenue
New York, New York 10022

October 5, 2001

Re:                               1290 Avenue of the Americas

New York, New York 10104

The Bank of New York
330 West 34th Street, 17th Floor
New York, New York 10001

Warner Music Group Inc.
1290 Avenue of the Americas
New York, New York 10104

The Equitable Life Assurance Society of the United States
1290 Avenue of the Americas
New York, New York 10104

RE:                              CONSENT TO ASSIGNMENT OF SUBLEASE

“Building”:	1290 Avenue of the Americas, New York, New York 10104.

“Premises”:	The entire rentable area of the 29th floor of the Building.

“Landlord”:	1290 Partners, L.P.

“Tenant”:	Warner Music Group Inc.

“Subtenant”/”Assignor”:	The Equitable Life Assurance Society of the United States

“Lease”:

Lease dated as of February 1, 1996, as amended by a First Amendment to Lease dated as of January 1, 1997, and as further amended by a Second Amendment of Lease dated as of January 1, 1997, between the predecessor-in-interest of Landlord and the predecessor-in-interest of Tenant, wherein Landlord leased to Tenant the Premises located at the Building.

“Assignee”:	The Bank of New York

“Assignment”:

Assignment and Assumption of Sublease dated as of October 5, 2001 between Assignor and Assignee, as same may be amended, modified, extended or restated from time to time as permitted in this Agreement.

“Sublease”:	Sublease dated April 13, 1999 between Tenant and Subtenant, as same may be amended, modified, extended or restated from time to time, as may be permitted hereunder.

Ladies/Gentlemen:

You have requested Landlord’s consent to the Assignment. Such consent is hereby granted on the terms and conditions, and in reliance upon the representations and warranties, set forth in this letter (this “Agreement”).

1.                                       (a)                                  Tenant represents and warrants to Landlord and Assignee that (i) the Lease and the Sublease are in full force and effect; (ii) the Lease has not been assigned or encumbered except by the Sublease and by the assignment of the Lease to Tenant; (iii) Tenant knows of no defense or counterclaim to the enforcement of the Lease; and (iv) Tenant is not entitled to any reduction, offset or abatement of the rent payable under the Lease.

(b)                                 Subtenant represents and warrants to Landlord and Assignee that (i) the Sublease is in full force and effect; (ii) the Sublease has not been assigned, encumbered, modified, extended or supplemented; (iii) Subtenant knows of no defense or counterclaim to the enforcement of the Sublease; and (iv) Subtenant is not entitled to any reduction, offset or abatement of the rent payable under the Sublease.

(c)                                  Assignor and Assignee each represents and warrants to Landlord that (i) the Assignment constitutes the complete agreement between Assignor and Assignee with respect to the subject matter thereof; and (ii) a true and complete copy of the Assignment is attached hereto.

(d)                                 Landlord represents and warrants that the (i) Lease is in full force and effect, and (ii) to the best of Landlord’s knowledge Tenant is not in default of any of its obligations or covenants, and has not breached any of its representations or warranties, under the Lease.

2.                                       The Assignment shall be subject and subordinate to the Lease, and all of its provisions. Neither Tenant, Subtenant nor Assignee shall take, permit or suffer any action which would violate the provisions of the Lease or this Agreement.

3.                                       Landlord’s obligations to Tenant and Subtenant in respect of the Sublease are governed only by the Lease (as to Tenant only, and not as to Subtenant) and the agreement, dated April 16, 1999 by Landlord, Tenant and Subtenant consenting to the Sublease (the “Sublease Consent”). Landlord’s obligations to Assignee are only as expressly provided in this Agreement. Landlord shall not be bound or estopped by any provision of the Assignment, including any provision purporting to impose any obligations upon Landlord (except as provided in Paragraph 6 of this Agreement). Nothing contained herein shall be construed as a consent to, approval of, or ratification by Landlord of, any of the particular provisions of the Assignment or any plan or drawing referred to or contained therein (except as may be expressly provided herein). Landlord has not reviewed or approved any provision of the Assignment.

4.                                       If Tenant, Subtenant or Assignee violates any of the terms of this Agreement, or if any representation by Tenant, Subtenant or Assignee is this Agreement is untrue in any material respect, or if Assignor or Assignee takes any action which would constitute a default under the Lease, then Landlord may declare the Lease to be in default and, upon expiration of applicable notice and/or cure periods (if any), avail itself of all remedies provided at law or equity or in the Lease with respect to defaults.

5.                                       Subject to the provisions of Paragraph 6 of this Agreement, if the Lease is terminated prior to the stated expiration date provided therein, the Assignment, on the date of such termination, shall likewise terminate. In connection with such termination, Assignee, at its sole expense, shall surrender the Premises to Landlord, in the manner provided for in the Lease, including the removal of all its personal property from the Premises and from any part of the Building to which it is not otherwise entitled to occupancy and repair all resulting damage to the Premises and the Building. Except as otherwise provided in the Lease, Landlord shall have the right to retain any property and personal effects which remain in the Premises or the Building on the date of termination of the Lease, without any obligation or liability to Assignee, and to retain any net proceeds realized from the sale thereof, without waiving Landlord’s rights with respect to any default by Tenant, Subtenant or Assignee under the foregoing provisions of this paragraph and the provisions of the Lease, the Sublease and the Assignment. If Assignee shall fail to vacate and surrender the Premises in accordance with the provisions of this paragraph, Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, and, any such holding over shall be deemed a default under the Lease. In addition, Assignee agrees that it will not seek, and it expressly waives any right to seek, any stay of the prosecution of, or the execution of any judgment awarded in, any action by Landlord to recover possession of the Premises. Assignee may not vacate the Premises on a Sunday or a holiday. If the Assignment terminates on a Sunday or a holiday, Assignee must comply with this paragraph by the end of the preceding Saturday or business day. This paragraph shall survive the earlier termination of the Lease, Sublease and the Assignment.

6.                                       If the Lease is terminated before the stated expiration date stated therein, Assignee shall attorn to Landlord or any such party upon the then executory terms of the Lease and/or Sublease for the remainder of the stated term of the Sublease, and Landlord or such other party shall recognize Assignee’s occupancy rights, provided further that such party’s obligations to Assignee shall be governed by the terms of the Lease and this Agreement. The party to whom Assignee attorns shall, under such circumstances, agree not to disturb Assignee in its use and enjoyment of the Premises, provided Assignee performs all of its obligations under the Assignment. Such party shall not be required to honor or credit Assignee for (a) any payments of rent made to Tenant or Subtenant for more than one month in advance or for any other payment owing by, or on deposit with, Tenant or

Subtenant for the credit of Assignee, (b) any obligation to perform any work or make any payment to Assignee pursuant to a work letter, the Assignment or otherwise (other than repair or maintenance work with respect to the Premises required of the Landlord under the Lease), (c) any security deposit not in Landlord’s actual possession, (d) any obligation of, or liability resulting from any act or omission of Tenant or Subtenant, (e) any amendment of the Assignment not expressly consented to by Landlord, or (f) any defenses, abatements, reductions, counterclaims or offsets assertable against Tenant or Subtenant. This provision is self-operative, whether or not, as a matter of law, the Assignment may terminate upon the expiration or termination of the term of the Lease. Assignee, however, agrees to give Landlord or such other party, on request, an instrument acknowledging an attornment according to these terms. No attornment pursuant to this paragraph shall be deemed a waiver or impairment of Landlord’s rights under the Lease to pursue any remedy not inconsistent with such attornment. Tenant or Subtenant shall deliver to Landlord or such other party any security deposit which Tenant or Subtenant is then holding under the Assignment and Assignee shall reimburse Landlord or such other party for any costs that may be incurred by it in connection with such attornment, including reasonable legal fees and disbursements.

7.                                       Tenant, Subtenant and Assignee each agrees that:

(a)                                  none of Landlord’s, shareholders, partners, directors, officers, agents or employees, directly or indirectly, shall be liable for Landlord’s performance under the Lease or this Agreement;

(b)                                 Landlord’s liability with respect to this Agreement shall be limited to the value of Landlord’s interest in the Land and the Building (as defined in the Lease);

(c)                                  it will not seek to satisfy any judgement against Landlord out of the assets of any person or entity other than Landlord (but only to the extent provided in clause (b) above); and

(d)                                 the obligations of Landlord under this Agreement and those not yet accrued under the Lease shall not be binding upon Landlord after the sale, conveyance, assignment or transfer by Landlord of its interest in the Land and the Building, and Tenant, Subtenant and Assignee shall look solely to the transferee for the satisfaction of such obligations. Any such transferee shall be deemed to have assumed all Landlord’s obligations under this Agreement.

8.                                       Assignor and Assignee each represents and warrants that no rent or other consideration is being paid or is payable by Assignee for the right to use or occupy the Premises or for the use, sale or rental of any fixtures, leasehold improvements, equipment, furniture or other personal property, except as expressly provided for in the Assignment. Landlord agrees to look to Tenant for any so-called ‘‘profit sharing” under Section 5.05 of the Lease only to the extent Tenant is entitled to any profits from the transactions contemplated by the Assignment; to the extent any so-called “profit sharing” would otherwise be due and payable to Landlord arising out of the Assignment and Tenant is not entitled to same, Landlord agrees to look solely to Subtenant for any such amounts.

9.                                       Landlord represents and warrants that (i) the Lease is unmodified except as provided herein and in full force and effect, (ii) Fixed Rent and Additional Charges have been paid through the date hereof, and (iii) to the best knowledge of the undersigned, Tenant is not in default of its obligations under the Lease and no event has occurred which with the giving of notice or passage of time, or both, would constitute such a default.

10.                                 The Lease, the Sublease Consent and this Agreement constitute the entire agreement of the parties with respect to Landlord’s consent to the Assignment. This Agreement may not be changed except in writing signed by each party hereto.

11.                                 All statements, notices and other communications given pursuant to this Agreement must be in writing and must be delivered personally with receipt acknowledged, or sent by a nationally recognized reputable overnight courier (against a receipt of delivery), or by registered mail, return receipt requested, addressed to the parties at their addresses set forth above or at such other address as any party may designate upon not less than 10 days prior notice given in accordance with this paragraph. Any such communication shall be deemed delivered when personally delivered, or on the date received or rejected as indicated by the receipt if sent by overnight courier or by the return receipt if sent by mail.

12.                                 This Agreement will be construed and governed by New York law.

13.                                 Landlord’s rights and remedies under this Agreement shall be in addition to every other right or remedy available to it under the Lease, at law, in equity or otherwise and Landlord shall be able to assert its rights and remedies at the same time as, before, or after its assertion of any other right or remedy to which it is entitled without in any way diminishing such other rights or remedies. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity and enforceability of any other provision of this Agreement.

14.                                 This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except as provided in Paragraph 7(d) above and except that it shall not inure to the benefit of any successor or assign of Tenant, Subtenant or Assignee whose status was acquired in violation of the Lease, the Sublease Consent or this Agreement.

15.                                 Each of the persons executing this Agreement on behalf of Landlord, Tenant, Subtenant and Assignee represents that he or she is duly authorized to execute and deliver this Agreement on behalf of such party, and that each of Landlord, Tenant, Subtenant and Assignee has full power and authority to enter into this Agreement.

16.                                 Subtenant and Assignee, jointly and severally, agree to indemnify Landlord against, and hold Landlord harmless from, all costs, damages and expenses,

including reasonable attorneys’ fees and disbursements, arising out of any claims for brokerage commissions, finders fees or other compensation by reason of any person or entity claiming to have dealt with Subtenant or Assignee in connection with the Assignment or procuring possession of the Premises. Subtenant and Assignee, at their sole expense, may defend any such claim and settle any such claim at their expense, but only Landlord may approve the text of any stipulation, settlement agreement, consent order, judgment or decree entered into on its behalf unless the effect thereon is to absolve or release Landlord of or from all liability or obligation for any such claim without any payment performance or admission of liability or fault required from Landlord. The provisions of this Paragraph 16 shall survive the expiration or sooner termination of the Lease or the Sublease.

17.                                 Assignee agrees to indemnify Landlord against, and hold it harmless from any and all losses, costs, expenses, claims and liabilities including, but not limited to, reasonable counsel fees, arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term of the Assignment occurring in or about the Premises unless caused by Landlord’s, or Landlord’s employees or contractors, negligence or willful misconduct. If any proceeding is brought against Landlord by reason of any such claim, Assignee shall be responsible for Landlord’s costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection therewith. If any action or proceeding is brought against Landlord by reason of any such claims, Assignee upon written notice from Landlord, shall, at Assignee’s sole cost and expense, resist or defend such action or proceeding using counsel reasonably approved by Landlord, but may not settle any such claim without Landlord’s prior written approval unless the effect thereof is to absolve or release Landlord of or from all liability or obligation for any such claim without any payment, performance or admission of liability or fault required from Landlord. The provisions of this Paragraph 17 shall survive the expiration of earlier termination of the term of the Assignment or the Lease. The indemnity and any right granted to Landlord pursuant to this paragraph shall be in addition to, and not in limitation of, Landlord’s rights under the Lease. The provisions of Section 7.03 of the Lease shall apply as between Landlord and Subtenant and shall be deemed incorporated herein by reference except that reference therein to “Tenant” shall be deemed to be “Subtenant.”

18.                                 Landlord’s consent to the Assignment pursuant to this Agreement does not include consent to any modification, supplement or amendment of the Assignment, or to any further subletting of the Premises, or to any additional subleasing of the Premises, each of which requires Landlord’s prior written consent. If Tenant, Subtenant or Assignee desires Landlord’s consent to any such other action it must specifically and separately request such consent.

19.                                 Neither the execution and delivery of this Agreement or the Assignment, nor any acceptance of rent or other consideration from Assignee by Landlord or Landlord’s agent shall operate to waive, modify, impair, release or in any manner affect Tenant’s liability or obligations under the Lease or the Subtenant’s liability or obligations under the Sublease.

20.                                 If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Agreement or the Lease, the Sublease and the Assignment, then the terms, covenants and conditions of this Agreement or the Lease shall prevail. If there shall be any conflict or inconsistency between this Agreement and the Lease; such conflict or inconsistency shall be determined for the benefit of, and by, Landlord.

21.                                 EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY CAUSE OF ACTION ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.

22.                                 Assignee agrees to pay, upon demand, Landlord’s reasonable out-of-pocket fees and disbursements incurred in connection with and related to the preparation and execution of this Agreement.

23.                                 This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW.]

Please acknowledge your agreement to the terms and conditions of this Agreement by signing the copy of this Agreement enclosed herewith and returning it to the Landlord. You may consider Landlord’s consent to be effective upon your receipt of a fully executed copy of this Agreement.

Very truly yours,

By: 1290 PARTNERS, L.P., Landlord

By: 1290 GP Corp., its general partner

By:
Name:
Title:

WARNER MUSIC GROUP INC.,
Tenant

By:	/s/ David Johnson
	Name:	David H. Johnson
	Title:	Executive Vice President

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES,
Subtenant,

By:	/s/ Rodger Packer
	Name:	Rodger Packer
	Title:	Senior Vice President

THE BANK OF NEW YORK, Assignee

By:	/s/ Jeanne M. Login
	Name:	Jeanne M. Login
	Title:	Vice President

“Assignee”:	The Bank of New York

“Assignment”:	That certain agreement, a copy of which is attached hereto as Exhibit A

“Consent to Assignment:	Consent to Assignment and Assumption of Sublease dated October 5, 2001, by and among Landlord, Tenant, Subtenant and Assignee

Ladies and Gentlemen:

You have requested our consent to the Assignment of the Sublease. Such consent is hereby granted on the terms and conditions, and in reliance upon the representations and warranties, set forth in this letter (this “Agreement”).

1.                                       Subtenant represents and warrants that (a) the Sublease is in full force and effect; (b) the Sublease has not been assigned or encumbered; (c) Subtenant knows of no defense or counterclaim to the enforcement of the Sublease; and (d) Subtenant is not entitled to any reduction, offset or abatement of the rent payable under the Sublease.

2.                                       Subtenant and Assignee each represents and warrants that no rent or other consideration is being paid or is payable to Subtenant by Assignee, for the assignment of the Sublease, the right to use or occupy the Sublet Space or for the use, sale or rental of Subtenant’s fixtures, leasehold improvements, equipment, furniture or other personal property except as disclosed in the Assignment.

3.                                       The Sublease, the Consent, the Consent to Assignment and this Agreement constitute the entire agreement of the parties with respect to Tenant’s consent to the assignment of the Sublease. This Agreement may not be changed except in writing signed by the party to be charged.

4.                                       This Agreement shall be construed and governed by New York law.

5.                                       Tenant’s rights and remedies under this Agreement shall be in addition to every other right or remedy available to it under the Sublease, at law, in equity or otherwise and Tenant shall be able to assert its rights and remedies at the same time as, before, or after its assertion of any other right or remedy to which it is entitled without in any way diminishing such other rights or remedies. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity and enforceability of any other provision of this Agreement.

6.                                       This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except that it shall not inure to the benefit of any successor or assign of Subtenant or Assignee whose status was acquired in violation of the Lease, the Sublease, the Consent or this Agreement.

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7.                                       Each of the persons executing this Agreement on behalf of Tenant, Subtenant and Assignee represents that he or she is duly authorized to execute and deliver this Agreement on behalf of Tenant, Subtenant or Assignee, as the case may be, and that each of Tenant, Subtenant and Assignee has full power and authority to enter into this Agreement.

8.                                       Subtenant and Assignee jointly and severally agree to indemnify Tenant against, and hold it harmless from, all costs, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of any claims for brokerage commissions, finders fees or other compensation in connection with the assignment of the Sublease or procuring possession of the Sublet Space. Subtenant and Assignee, at their sole expense, may defend any such claim with counsel reasonably acceptable to Tenant and settle any such claim at their expense, but only Tenant may approve the text of any stipulation, settlement agreement, consent order, judgment or decree entered into on its behalf. The provisions of this paragraph shall survive the expiration or earlier termination of the Sublease.

9.                                       Tenant’s consent to the assignment of the Sublease does not include consent to any further assignment of the Sublease or sub-subletting of the Sublet Space, each of which shall be governed by the terms of the Sublease.

10.                                 Subtenant agrees to pay and/or reimburse Tenant for any reasonable costs or expenses incurred by Tenant and/or Landlord in connection with this Agreement and the transactions consented to hereby.

11.                                 Neither the execution and delivery of this Agreement, nor any acceptance of rent or other consideration from Subtenant or Assignee by Tenant or Tenant’s agent shall operate to waive, modify, impair, release or in any manner affect the liability or obligations of Subtenant or Assignee under the Sublease.

12.                                 This Agreement and the consent of Tenant granted hereunder is expressly subject to and conditioned upon any consent rights of Landlord under the Lease and/or the Consent.

13.                                 [intentionally omitted.]

14.                                 Subtenant and Assignee agree to file any New York State and/or New York City real property transfer tax returns which may be required, and to pay any taxes which may be due, in connection with the transaction consented to hereby. Subtenant and Assignee jointly and severally agree to indemnify and hold Tenant harmless from and. against the failure by any of them to timely comply with the provisions of this Paragraph. The provisions of this Paragraph shall survive the expiration of the term of the Sublease.

15.                            If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Agreement and the Sublease, then the terms, covenants and conditions of this Agreement shall prevail.

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16.                                 Each of the parties hereby irrevocably and unconditionally waives its right to a jury trial in any cause of action arising out of, or relating to, this Agreement.

17.                                 This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

18.                                 Subtenant and Assignee covenant and agree not to amend or modify the Assignment without obtaining tenant’s express written consent. Assignee acknowledges and agrees that Tenant is a third party beneficiary of paragraph 6 of the Assignment.

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Please acknowledge your agreement to the terms and conditions of this Agreement by signing this Agreement and returning it to Tenant. You may consider Tenant’s consent to be effective upon your receipt of a fully executed copy of this Agreement.

Very truly yours,

WARNER MUSIC GROUP INC.

		By:	/s/ David Johnson
			Name:	David H. Johnson
			Title:	Executive Vice President

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

By:
Name:
Title:

THE BANK OF NEW YORK

By:
Name:
Title:

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Exhibit A

The Assignment

February 29, 2004

1290 Partners, L.P.

c/o Victor Capital Group, L.P.

885 Third Avenue

New York, New York 10022

Re:                               Lease dated as of February 1, 1996 by and between 1290 Partners, L.P., successor-in-interest to 1290 Associates, L.L.C. (the “Landlord”), and Warner Music Group Inc., successor-in-interest to Warner Communications Inc. (the “Tenant”), as amended by First Amendment of Lease dated as of August 1, 1996 (the “Lease”) for premises located in the building known as 1290 Avenue of the Americas, New York, New York (the “Premises”)

Ladies and Gentlemen:

Pursuant to Section 5.01(b) (iii) of the Lease, notice is hereby given that, as of the date hereof, the Lease shall be deemed assigned to the Tenant, 100% of whose stock is being simultaneously purchased by WMG Acquisition Corp. (the “Purchaser”) pursuant to that certain Purchase Agreement dated as of November 24, 2003 by and between Time Warner Inc., as Seller, and Purchaser.

In accordance with the provisions of Section 5.01(b) of the Lease, said deemed assignment is for a valid business purpose and is not to avoid any obligations under the Lease, the assignee’s reputation and character is consistent with the other tenants in first class midtown Manhattan office buildings, and the assignee is a Qualified Tenant, as such term is defined in the Lease.

Very truly yours,

WARNER MUSIC GROUP INC.

By:	/s/ Paul Robinson
Name: Paul Robinson
Title: SVP & Deputy General Counsel

copy to:

Olympia & York Companies (U.S.A.)

237 Park Avenue

New York, New York 10017

ASSIGNMENT AND ASSUMPTION AGREEMENT

A s s i g n m e n t and Assumption of Lease, dated as of the 2nd of December, 1996 between WARNER COMMUNICATIONS INC. (“Assignor”), and Warner Music Group Inc. (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is the tenant under that certain lease dated as of March 20, 1990 as amended by First Amendment of Lease dated as of June 1,1991; Second Amendment of Lease dated January 9, 1995; Third Amendment of Lease dated March 31, 1995; Fourth Amendment of Lease dated May 8, 1995 and Fifth Amendment of Lease dated June 19, 1995 between 1290 Partners, L.P., successor to 1290 Associates, L.L.C., as landlord and Assignor, as tenant (the “Lease”), covering a portion of the 9th floor, a portion of the concourse and a portion of the subconcourse of a building known as 1290 Avenue of the Americas located in New York, New York;

WHEREAS, Assignor desires to assign all of its interest in the Lease to Assignee and Assignee desires to assume all Assignor’s obligations under the Lease, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, Assignor and Assignee hereby agree as follows:

c)                                      Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in, to and under the Lease, effective as of January 1, 1997 (the “Effective Date”).

d)                                     Assignee, for the benefit of Assignor and the landlord, hereby assumes, and agrees to be bound by and to perform, all of the covenants, agreements, terms, provisions and conditions on the part of the tenant under the Lease to be kept, performed and observed from and after the Effective Date.

e)                                      This Assignment and Assumption of Lease shall be binding upon and inure to the benefit of the parties’ respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Lease of the day and year first above written.

ASSIGNOR
WARNER COMMUNICATIONS INC.

By:	/s/ Spencer B. Hays
	Name:	Spencer B. Hays
	Title:	Vice President

ASSIGNEE
WARNER MUSIC GROUP INC.

By:	/s/ Fred Wistow
	Name:	Fred Wistow
	Title:	Executive Vice President

FIRST AMEND TO LEASE

This FIRST AMENDMENT TO LEASE (this “Amendment”), dated as of August 1, 1996, between 1290 ASSOCIATES, L.L.C., Debtor in Possession, a New York limited liability company having an office c/o Olympia and York Companies (U.S.A.), 237 Park Avenue, New York, New York 10017 (“Landlord”) and WARNER COMMUNICATIONS INC., a Delaware corporation having an office at 75 Rockefeller Plaza, New York, New York 10019 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to a Lease, dated as of February 1, 1996 (the “Lease”), whereby Landlord leased to Tenant and Tenant hired from Landlord certain space in the office building located at 1290 Avenue of the Americas, New York, New York (the “Building”), such space as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to amend the Lease as more particularly set forth in this Amendment.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.                                       Defined Terms. All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Lease.

2.                                       Commencement Date. (a) Effective on the date hereof, the definition of the terms “Delivered Blocks,” “Block B Commencement Date” and “Block E Commencement Date” in the Lease shall be deleted in their entirety and the following shall be inserted in their respective places:

(i)                                     “Delivered Blocks” shall mean all of the Block B Space and all of the Block C Space;

(ii)                                  “Block B Commencement Date” shall mean February 1, 1996; and

(iii)                               “Block E Commencement Date” shall mean February I, 1996.

(b)                                 Effective on the date hereof, the defined term “Stated Block B Commencement Date” shall be deleted in its entirety.

(c)                                  Effective on the date hereof, the phrase “(or in the case of the Block B Space and the Block C Space, the portion thereof other than the Delivered Blocks)” is deleted in each place it appears in the Lease and replaced with the phrase “(other than the Delivered Blocks)”.

(d)                                 Effective on the date hereof, the phrase “or any space which was delivered to Tenant by Landlord on the date hereof in less than full floor units” is deleted from lines 18 and 19 of Section 4.01(a) of the Lease.

(e)                                  Effective on the date hereof, the penultimate sentence of Section 4.01(a) of the Lease is deleted in its entirety.

(f)                                    Landlord and Tenant confirm that:

(i)                                     the Block D Space was delivered to Tenant on March 1, 1996 in Delivery Condition;

(ii)                                  the Block A Space and the Block E Space was delivered to Tenant on February 1, 1996 in Delivery Condition;

(iii)                               The Delivered Blocks were delivered to Tenant in Delivery Condition on or prior to the Stated Second Commencement Date applicable thereto and Tenant is not entitled to any rent abatement as set forth in Section 4.01(a) of the Lease with respect to the Delivered Blocks; and

(iv)                              the Rent Commencement Date for the Block A Space, the Block B Space, the Block C Space, the Block D Space and the Block E Space is July 1, 1997.

3.                                       Electricity. Tenant shall not be required to pay to landlord charges for electricity pursuant to Section 2.07 of the Lease consumed in the portion of the Block B Space which Tenant was not in possession of on the date of the Lease until the Second Commencement Date applicable thereto, which for purposes of the portion of such space on the 25th floor of the Building is June 10, 1996 and for purposes of such space on the 27th floor of the Building is August 1, 1996.

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4.                                       Holdover. Prior to February 1, 1996 (“Holdover Period”), Tenant occupied space on the 22nd, 24th, 25th and 27th floors of the Building (“Holdover Space”) as a holdover tenant under existing leases between Landlord and Tenant (“Prior Leases”). Rent payable under the Prior Leases by Tenant for the Holdover Period with respect to the Holdover Space is hereby deemed paid in full.

5.                                       No Other Changes. Except as expressly set forth in this Amendment, the Lease shall remain unmodified and in full force and effect, and the Lease as modified herein is ratified and confirmed. All references in the Lease to “this Lease” or “the Lease” shall hereafter be deemed to refer to the Lease as amended by this Amendment.

[Remainder of page left blank intentionally]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

1290 ASSOCIATES, L.L.C., Debtor in
Possession, Landlord

By:	O&Y Management Corp., as Agent

By:
Name:
Title:

WARNER COMMUNICATIONS INC.,
Tenant

By:	/s/ John A. Labarca
Name:	John A. Labarca
Title:	Vice President & Controller

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SERVICE AGREEMENT

SERVICE AGREEMENT dated as of May 1st, 2003, by WARNER MUSIC GROUP (“Tenant”), a Delaware corporation having an office at 1290 Avenue of the Americas, New York, New York 10104, Attention: Jean Cavanagh and TISHMAN SPEYER PROPERTIES, L.P., as Agent of Jamestown 1290, LP (“Owner’s Agent”), a partnership having an office at 520 Madison Avenue, New York, New York 10022.

WHEREAS, Owner is the owner of the building located at 1290 Avenue of the Americas, New York, New York 10104 (the “Building”); and

WHEREAS, Tenant is the lessee of the 23rd through 28th floors, and a portion of the 4th floor of the Building (“the Premises”) pursuant to a lease, dated July 20, 1995 (as amended, the “Lease”) between 1290 Partners, L.P. as successor in interest, as Owner’s Agent (“Manager”), and Warner Music Group, as tenant (as amended from time to time, the “Lease”); and

WHEREAS, pursuant to the Lease, Tenant is obligated to maintain, operate and repair the supplemental HVAC systems serving the Premises and installed in the Premises by Tenant or by third parties; and

WHEREAS, Tenant desires to engage Owner for the purpose of maintaining, operating and repairing such equipment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner and Tenant hereby agree as follows:

1.                                       Term. The term (the “Term”) of this Agreement shall commence on the date hereof and shall expire on April 30, 2004 (the “Expiration Date”). Notwithstanding the foregoing, this Agreement may be canceled at any time by either party by providing at least thirty (30) days prior written notice to the other party.

2.                                       Equipment.  The equipment (the “Equipment”) covered under this Agreement is outlined on the list attached hereto as Exhibit A.

3.                                       Service. (a) Owner will perform the following services and preventive maintenance in respect of the Equipment on a Monthly & Bi-Monthly basis:

Monthly:

Condenser Pumps

1.                                       Clean Strainers

2.                                       Rotate Lead Lag Pump

Bi-Monthly:
Condenser Pumps

1.                                       Take and record all Amp readings

2.                                       Grease all bearings (according to Manufacturer’s Specs.)

3.                                       Remove and clean Strainers

4.                                       Tighten all electrical connections

5.                                       Check and log pressures

6.                                       Rotate Lead Lag Pump

(b) All other services or repairs (“Additional Services”) provided by Owner to Tenant (which are not set forth in Section 3(a) above) shall be performed only upon Tenant’s prior written approval. The Additional Services shall be performed at an hourly rate and material cost mutually agreed upon by the parties.

4.                                       Fees.                    (a) The annual fee for the above-mentioned services is $25,169.08 ($2,097.43 per month), plus the cost of materials (as provided in Section 4(b) below) and applicable taxes. Owner shall bill Tenant on a monthly basis for such services, in advance, and Tenant shall pay Owner, without set-off or deduction. Any materials required for repairs will be procured by Owner, at Tenant’s sole cost and expense, with prior authorization by Tenant. The cost of such materials will appear on Tenant’s monthly invoice and shall be payable by Tenant as set forth above.

(b) Tenant shall pay to Owner the cost of all parts, materials, consulting fees, contractor’s fees and other equipment required to be used by Owner in its sole discretion in the performance of its duties hereunder, at the current rate of 121% of the cost thereof (which rate shall be subject to increase, from time to time, as such rate is increased by Owner for the Building), payable monthly in arrears upon receipt by Tenant of Owner’s invoice.

5.                                       Hours of Service: Hours of service are Monday through Sunday, twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year. Hours of maintenance and house calls will be provided between the hours of 8am-6pm, Monday through Friday. Weekend hours will be 8am to 4pm, Saturday and Sunday. Base Building staff will cover any lapse in coverage. Plant coverage will be provided twenty-four (24) hours per day, (7) seven days per week, (52) fifty-two weeks per year. Emergency calls for tenant related systems will be provided (24) twenty-four hours per day, (7) seven days per week and (52) fifty-two weeks per year. Tenant will agree to incur any additional cost for man-power and materials above and beyond maintenance. Requests for maintenance and/or repairs to be performed outside the specified hours will be at tenant cost. Present labor cost is $80.00 per hour. Construction related issues, where additional man-power is required, shall be at Tenant’s cost. (i.e. Stand-by for tenant system shutdowns, testing, and start-up.) In the event of any increase in labor rates, Owner shall be permitted to increase its fees on 10 days’ prior written notice to Tenant.

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6.                                       Asbestos. Owner’s scope of work shall not include the identification, detection, abatement, encapsulation, or removal of asbestos or other hazardous substances. In the event Owner encounters any such substances in the course of performing its work, Owner shall have the right to discontinue its work until such substances, and any hazards connected therewith, are abated, encapsulated or removed, or it is determined that no hazard exists.

7.                                       Access. Owner and Owner’s agents shall have the right, from time to time throughout the Term, to enter the Premises at all reasonable times during normal business hours (and at any time in case of emergency) in order to make such repairs or perform such maintenance as set forth herein.

8.                                       Indemnity. Each party hereby indemnifies the other party, its partners, officers, agents and employees from and against any and all loss, cost, liability, expense (including, without limitation, reasonable attorneys’ fees and disbursements), damage or injury arising out of the negligence or willful misconduct of such indemnifying party in connection with the performance of its obligations under this Agreement.

9.                                       Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

10.                                 No Personal Liability. Notwithstanding anything to the contrary contained herein, the parties hereto agree that Owner, its partners, shareholders, officers, directors, employees, agents, and contractors shall have no personal obligation or liability for any of the terms, covenants, agreements, undertakings, representations or warranties contained in this Agreement, and in the event of a default hereunder, Tenant and all persons claiming by, through or under Tenant, shall look solely to the assets of Owner. In no event and under no circumstances shall Owner be liable to Tenant for indirect, consequential, or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Agreement. Without limiting the foregoing, it is further expressly understood and agreed that Owner has no liability for injury to person or property caused by, or resulting from, steam, electricity, freon, water, rain, ice, snow or any leak or flow from or into the Equipment or the Premises.

11.                                 Notices. All bills, statements, notices or other communications given or required to be given under this Agreement shall be in writing and shall be deemed sufficiently given or rendered only if sent by hand (against an affidavit of delivery), by a nationally recognized overnight courier (against a receipt of delivery) or by registered or certified mail (return receipt requested) addressed to Tenant at its address set forth above and to Owner at its address set forth above, with a copy to Owner at 520 Madison Avenue, New York, New York 10022, attention, Chief Financial Officer. Any such bill, statement, notice or other communication shall be deemed to have been rendered or given on the date when it is hand delivered or on the date of delivery as indicated by the receipt in the case of overnight delivery or by the return receipt in the case of mailing, or on the date delivery is first attempted and is refused or cannot be made because of a change in address for which no notice was given.

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12.                                 Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

13.                                 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and all prior negotiations and agreements are merged into this Agreement. This Agreement may not be modified or amended, nor any of its provisions waived, except by a written instrument executed by the party against whom enforcement of the modification, amendment, or waiver is sought.

14.                                 Binding Agreement. This Agreement is submitted in duplicate and shall become a binding contract when fully executed and unconditionally delivered by the parties.

15.                                 Jurisdiction. This Agreement will be construed and governed by New York law. Each party hereby consents to the personal and subject matter jurisdiction of the courts of the State of New York.

16.                                 Lease Unaffected. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed an amendment to the Lease or a modification of Tenant’s obligations thereunder.

17.                                 Further Acts. Owner and Tenant, at all times and from time to time hereafter and upon every reasonable written request to do so, shall make, do, execute and deliver or cause to be made, done, executed and delivered all such further acts, deeds, assurances and things as may be required in order to further implement and carry out the intent and meaning of this Agreement.

18.                                 No Waiver. The failure by either party strictly to enforce any of the terms hereof shall not be deemed a waiver thereof in the future. No provision hereof shall be deemed waived unless such waiver is in writing signed by the party alleged to have made such waiver.

19.                                 No Partnership. Nothing in this Agreement shall be construed as or shall constitute a partnership between either Tenant or Owner and Owner shall at all times be deemed to an independent contractor.

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IN WITNESS WHEREOF, Owner and Tenant have caused this Agreement to be executed as of the date first set forth above.

By:	Jamestown 1290, L.P.
Tishman Speyer Properties, L.P.
(“Owners Agent”)

By:	/s/ John D. Leary
Name:	John D. Leary
Title:	Director of Engineering

By:	Warner Music Group

By:	/s/ Jean Cavanagh
Name:	Jean Cavanagh
Title:	VP Facilities & Office Svcs

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WARNER EQUIPMENT LIST
NAME	MAKE	MODEL #	TONS	Exhibit “A”
AC-4-1	COOL AIR	CW4GASN	5
AC-4-2	LIEBERT	FH219WVAAM	20
AC-4-3	LIEBERT	FH219WVAAM	20
AC-23-1	CLIMATE MASTER	HS030	2.5
AC-23-2	CLIMATE MASTER	VS030	2.5
AC-23-3	CLIMATE MASTER	HS030	2.5
AC-23-4	CLIMATE MASTER	HS015	1
AC-24-1	CLIMATE MASTER	HS030	2.5
AC-24-2	CLIMATE MASTER	VS030	2.5
AC-25-1	CLIMATE MASTER	VSO36	3
AC-25-2	CLIMATE MASTER	VSO36	3
AC-26-1	CLIMATE MASTER	VSO30	2.5
AC-26-2	CLIMATE MASTER	HS030	2.5
AC-26-3	CLIMATE MASTER	HS060	5
AC-26-4	CLIMATE MASTER	HS024	2
AC-26-5	CLIMATE MASTER	HS030	2.5
AC-26-6	CLIMATE MASTER	HS042	2.5
AC-26-7	CLIMATE MASTER	HS042	2
AC-26-8	CLIMATE MASTER	HS024	2
AC-26-9	CLIMATE MASTER	HS019	2.5
AC-27-1	CLIMATE MASTER	VS030	2.5
AC-27-2	CLIMATE MASTER	HS030	2.5
AC-27-3	CLIMATE MASTER	HS042	3.5
AC-27-4	CLIMATE MASTER	HS042	3.5
AC-28-1	CLIMATE MASTER	HS030	2.5
AC-28-2	CLIMATE MASTER	VS030	2.5
AC-28-3	CLIMATE MASTER	HS042	3
AC-28-4	CLIMATE MASTER	HS048	4
AC-28-5	CLIMATE MASTER	HS048	4

NAME	MAKE	MODEL #	GPM	H.P.
P-4-1	PACO	1570-5	60	10
P-4-2	PACO	1570-5	60	10
P-23-1	PACO	1270-5	26.5	3
P-23-2	PACO	1270-5	26.5	3
P-24-1	PACO	1270-5	15	3
P-24-2	PACO	1270-5	15	3
P-25-1	PACO	1270-5	19	3
P-25-2	PACO	1270-5	19	3
P-26-1	PACO	1270-5	76	3
P-26-2	PACO	1270-5	76	3
P-27-1	PACO	1270-5	37	3
P-27-2	PACO	1270-5	37	3
P-28-1	PACO	1270-5	55	3
P-28-2	PACO	1270-5	55	3

[RECEIVED STAMP]

Office of the Building 1290 Avenue of the Americas New York, New York 10104 Direct Line: 212-681-5009 Fax: 212-397-7866

April 25, 2003

Ms. Connie Baglio

Atlantic Records

1290 Avenue of the Americas

28th Floor

New York, New York 10104

Re:                             Service Agreement
1290 Avenue of the Americas

Dear Ms. Baglio:

Please find attached a Service Agreement for Warner Music Groups Supplemental HVAC System. Per your request of April 23, 2003 we have made the necessary changes to the Agreement. We ask that you review, sign, and initial all three copies provided so that we can begin this agreement as soon as possible.

As always, if you have any questions, please feel free to contact the building office. We look forward to working with you and your firm together on this project.

Sincerely,

/s/ Stephen A. McGann
Stephen A. McGann, CPM, RPA
Property Manager

Cc:	L. Pozzuto
D. Auriemma
File